UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
URS Corporation
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor San Francisco, California 94111-2728 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.
     The Company previously announced on May 31, 2005 that Kent P. Ainsworth, Executive Vice President and Chief Financial Officer, would retire from those positions effective February 28, 2006. However, due to Securities and Exchange Commission rule changes that extended the applicable filing deadline for the Company’s Annual Report on Form 10-K for its 2005 fiscal year (the “2005 10-K”), Mr. Ainsworth agreed to retire as the Company’s Executive Vice President and Chief Financial Officer effective March 17, 2006. Mr. Ainsworth will continue to be employed as a senior advisor to the Company through February 2008.
     H. Thomas Hicks, who joined the Company as Vice President, Finance in September 2005, immediately succeeded Kent P. Ainsworth as Chief Financial Officer of URS. Before joining URS, Mr. Hicks served as Managing Director in the Los Angeles office of Merrill Lynch Investment Banking since 1997. Mr. Hicks is 55 years old.
     Mr. Hicks and the Company entered into an employment agreement as of May 31, 2005 (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Hicks: (i) will serve as Vice President and Chief Financial Officer of the Company following the filing of the 2005 10-K; (ii) is entitled to an annual base salary of $465,000, or such higher rate at the Company may determine from time to time; (iii) commencing January 1, 2006, is eligible for an annual bonus target of at least 75% of Mr. Hicks’s then-current base salary; (iv) on May 31, 2005, received an award of 40,000 shares of restricted URS common stock under the Company’s 1999 Equity Incentive Plan, of which 10,000 shares will vest on each of the first four anniversaries of the date of grant, and otherwise is pursuant to the Company’s standard form of restricted stock award agreement; (v) in connection with his relocation to the San Francisco Bay Area, received a $400,000 relocation bonus, was reimbursed for reasonable relocation expenses and is entitled to be reimbursed for temporary housing costs up to $10,000 per month until the earlier of June 30, 2006 and the date Mr. Hicks takes possession of a purchased residence; and (vi) will be paid a one-time hiring bonus of $116,250 on March 31, 2006. The Agreement further provides that if the Company terminates Mr. Hicks’s employment for any reason other than cause or his disability, or if he voluntarily resigns his employment for good reason, the Company will pay a severance payment equal to 100% of his then-current base salary as in effect on the date Mr. Hicks’s employment is terminated. Mr. Hicks is also entitled to a severance payment of 200% of the sum of (x) his then-current base salary and (y) his then-current base salary multiplied by his then-current annual bonus target, if, within one year after any person has acquired 50% or more of the Company’s voting power (“Change in Control”), Mr. Hicks voluntarily resigns his employment for good reason or is terminated by the Company for any reason other than cause or his disability. All awards held by Mr. Hicks under any of the Company’s incentive, deferred compensation, bonus, stock and similar plans, to the extent unvested, will become vested immediately upon a Change in Control. The Agreement also provides for an excise tax-gross up payment to Mr. Hicks. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1 below.
     The Company and Mr. Hicks also executed on March 17, 2006 the Company’s form of officer indemnification agreement, in which the Company agreed to indemnify Mr. Hicks against expenses, judgments, fines, penalties and amounts paid in settlement of claims if Mr. Hicks acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The foregoing description of the form of officer indemnification agreement is qualified in its entirety by reference to Exhibit 10.2 below.

     The Company also announced that Joseph Masters, Vice President and General Counsel of the Company, was given the additional formal title and duties of Corporate Secretary effective upon the resignation of Mr. Ainsworth. Mr. Masters is 49 years old.
Item 7.01.   Regulation FD Disclosure.
     On March 20, 2006, the Company issued a press release announcing the retirement of Mr. Ainsworth, the appointment of Mr. Hicks and the promotion of Mr. Masters. A copy of the press release, entitled “H. Thomas Hicks Becomes Chief Financial Officer of URS,” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 attached hereto. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01   Financial Statements and Exhibits.
(c)     Exhibits

10.1	Employment Agreement, dated as of May 31, 2005, between URS Corporation and H. Thomas Hicks, filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 31, 2005 and incorporated herein by reference.

10.2	Form of Officer Indemnification Agreement filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarterly period ended on April 30, 2004 and incorporated by reference herein, dated as of March 17, 2006, between URS Corporation and H. Thomas Hicks.

99.1	Press Release, dated March 20, 2006, entitled “H. Thomas Hicks Becomes Chief Financial Officer of URS.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: March 22, 2006	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement, dated as of May 31, 2005, between URS Corporation and H. Thomas Hicks, filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 31, 2005 and incorporated herein by reference.

10.2	Form of Officer Indemnification Agreement filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarterly period ended on April 30, 2004 and incorporated by reference herein, dated as of March 17, 2006, between URS Corporation and H. Thomas Hicks.

99.1	Press Release, dated March 20, 2006, entitled “H. Thomas Hicks Becomes Chief Financial Officer of URS.”